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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Equity Residential Properties Trust on Form S-3, as amended (File No. 333-12211), and the related Prospectus, of our report dated November 7, 1996 with respect to the Combined Statement of Revenue and Certain Expenses of the 1996 Acquired Properties for the year ended December 31, 1995, in the Current Report of Equity Residential Properties Trust on this Form 8-K/A, which amends the previously filed Form 8-K, dated November 15, 1996.




                                                Ernst & Young LLP

Chicago, Illinois
April 3, 1997